PRELIMINARY COPY
        FOR INFORMATION OF THE SECURITIES AND EXCHANGE COMMISSION ONLY


ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
December 10, 1998

The Annual Meeting of Stockholders of Aceto Corporation, a New York corporation, ("the Company"), will be held at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York 11553, at 10:00 A.M. New York City time, on Thursday, December 10, 1998 for the following purposes:

      1. To elect nine directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and qualified;

      2. To amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock from 10 million to 20 million;

      3.    To approve the Aceto Corporation 1998 Omnibus Equity Award
            Plan; and

      4. To transact such other business as may properly come before the meeting or any adjournment thereof.

The Board of Directors has fixed the close of business on September 11, 1998 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting.

If you do not expect to attend the meeting in person, please fill in, sign, and return the enclosed form of proxy.

                                    By order of the Board of Directors,


                                    DONALD HOROWITZ
                                    Secretary

Lake Success, New York
October 23, 1998


ACETO CORPORATION
One Hollow Lane
Lake Success, New York 11042-1215


PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS
December 10, 1998

Approximate Mailing Date of Proxy Statement and Form of Proxy:  October 24,
1998

This Proxy Statement is furnished in connection with the solicitation by the Board of Directors of Aceto Corporation ("the Company") of proxies to be voted at the Annual Meeting of Stockholders to be held on Thursday, December 10, 1998 and at any adjournment thereof.

A stockholder who executes and mails a proxy in the enclosed return envelope may revoke such proxy at any time prior to its use by notice in writing to the Secretary of the Company or by revocation in person at the Annual Meeting. Unless so revoked, the shares represented by duly executed proxies received by the Company prior to the Annual Meeting will be voted for or against the proposals referred to therein and presented at the Annual Meeting in accordance with the stockholder's instructions marked thereon. If no instructions are marked thereon, proxies will be voted (l) FOR the election as directors of the nominees named below under the caption "ELECTION OF DIRECTORS"; (2) FOR the proposal to amend the Company's Certificate of Incorporation; (3) FOR the proposal to approve the Aceto Corporation 1998 Omnibus Equity Award Plan and
(4) in the discretion of the proxies named on the proxy card with respect to such other business as may properly come before the Annual Meeting or any adjournments thereof.

The close of business on September 11, 1998 has been fixed as the record date for the determination of stockholders entitled to notice and to vote at the meeting. At that record date, the following classes of stock were outstanding and entitled to notice and vote:

                                 Shares     Votes per
      Class                   Outstanding     Share              Votes

Common stock                  6,683,123      1.0000            6,683,123
Preferred stock
    Third series   100,000                   3.1000*   309,996
    Fourth series   40,000                   2.8662*   114,648
    Fifth series    40,000                   2.6500*   105,998
    Sixth series    40,000                   2.4500*    98,000
    Seventh series  40,000                   2.2651*    90,605
    Eighth series   40,000                   2.1780*    87,120
Total preferred
      stock                     300,000                          806,367
Total all classes             6,983,123                        7,489,490

*Adjusted for stock dividends and stock split.

All of the outstanding preferred stock is held by the Aceto Corporation Profit Sharing Plan.

PRINCIPAL HOLDERS OF VOTING SECURITIES

The following table sets forth as of September 11, 1998 certain information with respect to each person who to the best of the knowledge of the Company beneficially owned more than 5% of the outstanding shares of the Company's common or preferred stock:

NAME and ADDRESS        COMMON STOCK            PREFERRED STOCK

                  Amount & Nature               Amount & Nature
                    of Beneficial   % of        of Beneficial     % of
                      Ownership     Class       Ownership         Class
Arnold J. Frankel     344,477(1)    5.2%
One Hollow Lane
Lake Success, NY 11042

Leonard S. Schwartz    76,345(1)(2) 1.1%          300,000(4)      100%
One Hollow Lane
Lake Success, NY 11042

Donald Horowitz        20,878(1)(3) 0.3%          300,000(4)      100%
One Hollow Lane
Lake Success, NY 11042

Samuel I. Hendler       5,820(1)    0.1%          300,000(4)      100%
1983 Marcus Avenue
Lake Success, NY 11042

Aceto Corporation
 Profit Sharing Plan  139,314(4)    2.0%          300,000(4)      100%
One Hollow Lane
Lake Success, NY 11042

T. Rowe Price
 Associates, Inc.     671,250(5)    10.0%
100 East Pratt Street
Baltimore, MD 21202

Dimensional Fund
 Advisors, Inc.       369,608(6)     5.5%
1299 Ocean Avenue
Santa Monica, CA 90401

(l) Messrs. Frankel, Schwartz, Horowitz and Hendler have, or share with their wives, voting power and investment power with respect to the shares owned directly by each of them.

(2) Includes 74,034 shares of currently exercisable stock options.

(3) Includes 17,856 shares of currently exercisable stock options.

(4) All the preferred stock is owned by the Company's Profit Sharing
Retirement Plan. The Trustees of the Plan are Leonard S. Schwartz, Donald Horowitz and Samuel I. Hendler. The Trustees are considered by the SEC to be beneficial owners of the preferred stock because they have investment and voting power. The preferred stock is convertible into common shares at various conversion rates decided by the Board when the shares were issued. As of September 11, 1998, the 300,000 shares of preferred stock were convertible into 139,314 shares of common stock and, if converted, would comprise 2.0% of the outstanding shares of common stock.

(5) The securities are owned by various individual and institutional investors [including T. Rowe Price Small Cap Value Fund, Inc. (which owns 593,400 shares, representing 8.9% of the shares outstanding)], to which T. Rowe Price Associates, Inc. ("Price Associates") serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed sole owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(6) Dimensional Fund Advisors Inc. ("Dimensional"), a registered investment advisor, is deemed to have beneficial ownership of 369,608 shares as of June 30, 1998, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in series of The DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and the DFA Participating Group Trust, investment vehicles for qualified employee benefit plans, all of which Dimensional Fund Advisors Inc. serves as investment manager. Dimensional disclaims beneficial ownership of all such shares.

PROPOSAL 1: ELECTION OF DIRECTORS

At the meeting nine directors are to be elected, each to serve until the next Annual Meeting of Stockholders or until their successors are elected and qualified. If any nominee should become unavailable for any reason, it is intended that shares represented by proxies in the accompanying form will be voted for a substitute nominee designated by the management. The management has no reason to believe that any of the nominees named will not be a candidate or will be unable to serve if elected.

The names of the nominees for directors, together with certain information regarding them, are as follows:

LEONARD S. SCHWARTZ, Age 52, PRESIDENT , CHAIRMAN OF THE BOARD and CHIEF EXECUTIVE OFFICER. Mr. Schwartz has served as Chairman and Chief Executive Officer since July 1, 1997, and President since July 1, 1996. He joined the Company in 1969, and became Senior Vice President in charge of its industrial chemicals department in 1991. Mr. Schwartz is also Chairman of the Executive and Audit Committees. He has been a Director of the Company since 1991.

ARNOLD J. FRANKEL, Age 76, CONSULTANT TO THE COMPANY. Mr. Frankel is a founder of the Company and served as Chairman of the Board and as Secretary and Treasurer since the Company was incorporated in 1947 until 1990, at which time he, in addition to retaining his position as Chairman of the Board, became Chief Executive Officer, in which capacities he served until he retired effective June 30, 1997, at which time he became a consultant to the Company. He has been a director since 1947.

DONALD HOROWITZ, Age 51, SECRETARY, TREASURER and CHIEF FINANCIAL OFFICER of the Company. Mr. Horowitz has been employed by the Company since 1971 and was, in January 1990, elected Secretary and Treasurer and Chief Financial Officer. He has been a director since 1991.

SAMUEL I. HENDLER, Age 76, ATTORNEY. Mr. Hendler, who has been engaged in the private practice of law in New York since 1949, has acted as counsel to the Company for more than 45 years and is Secretary, a director and counsel to Pneumercator Company, Inc., a Farmingdale, New York Corporation. Mr. Hendler is a member of the Executive Committee. He has been a director since 1990.

ANTHONY BALDI, Age 59, PRESIDENT of Aceto Agricultural Chemicals Corp., a wholly owned subsidiary of the Company. Mr. Baldi has been employed by the Company since 1957. Mr. Baldi has been the President, a director and Chief Operating Officer of Aceto Agricultural Chemicals Corporation, a wholly-owned subsidiary of the Company since 1976, when it was incorporated, and prior thereto headed the Company's agricultural chemicals department. He has been a director since 1991.

THOMAS BRUNNER, Age 59, SENIOR VICE PRESIDENT of the Company. Mr. Brunner has been employed by the Company since 1967. Mr. Brunner is Senior Vice President in charge of the Company's international sales. He has been a director since 1991.

RICHARD AMITRANO, Age 50, SENIOR VICE PRESIDENT of the Company.
Mr. Richard Amitrano joined the Company in 1972 and is in charge of its organic intermediates and colorants department. He has been a director since 1997.

STEPHEN M. GOLDSTEIN, Age 59, RETIRED, FORMER SENIOR VICE PRESIDENT, Chase Manhattan Bank. Mr. Goldstein retired in 1997 from his position as a Senior Vice President and Regional Manager in the Middle Market Division of Chase Manhattan Bank. He was responsible for the bank's middle market business in Queens, New York and had been employed by Chase Manhattan Bank since 1963. Mr. Goldstein is a member of the Executive and Audit Committees. He has been a director since 1993.

ROBERT A. WIESEN, Age 47, ATTORNEY, Partner in Clifton Budd & DeMaria. Mr. Wiesen is an attorney and partner in the law firm of Clifton Budd & DeMaria.
He joined the firm in 1979 subsequent to his employment with the National Labor Relations Board. He has handled matters for the Company relating to labor and employment law for over ten years and he has written and lectured on labor law. Mr. Wiesen is a member of the Executive and Audit Committees. He has been a director since 1994.

            Stock Ownership of Executive Officers and Directors
                       As of September 11, 1998

                    Common Stock     Currently       Total
                    Beneficially    Exercisable    Beneficial   Percent
Name                   Owned       Stock Options   Ownership   Ownership

Leonard S. Schwartz(1)     2,311        74,034       76,345      1.1
Arnold J. Frankel        344,477                    344,477      5.2
Donald Horowitz(1)         3,022        17,856       20,878      0.3
Samuel I. Hendler(1)       5,820                      5,820      0.1
Anthony Baldi             29,922         6,000       35,922      0.5
Thomas Brunner                 3        31,068       31,071      0.5
Richard Amitrano               -        13,500       13,500      0.2
Stephen M. Goldstein         165             -          165       -
Robert A. Wiesen             301             -          301       -

All directors, officers
and nominees as a group  386,021       142,458      528,479      7.9%
-nine persons

(1) Messrs. Hendler, Horowitz and Schwartz also are Trustees of the Company's Profit Sharing Retirement Plan. The Plan owns 300,000 shares of preferred stock. Messrs. Hendler, Horowitz and Schwartz disclaim ownership of such shares.

All the nominees for Director have, or share with their respective spouses, voting power and investment power with respect to the shares owned by each of them.

The Audit Committee is charged with making recommendations to the Board of Directors as to the selection of the Company's independent auditors, maintaining communications between the full Board and the independent auditors, reviewing the annual audit submitted by the auditors and determining the nature and extent of problems, if any, presented by such audit warranting consideration by the full Board. The Audit Committee is also utilized for a review of potential conflict-of-interest situations in reviews conducted by the Company of related party transactions, if any. The members of the Audit Committee during the fiscal year ended June 30, 1998 were Messrs. Leonard S. Schwartz (Chairman), Stephen M. Goldstein, and Robert A. Wiesen. The Audit Committee held one meeting during the past fiscal year at which a majority of the members were present.

The Board of Directors does not have a nominating committee. The Executive Committee of the Board of Directors, whose members are Messrs. Leonard S. Schwartz (Chairman), Stephen M. Goldstein, Samuel I. Hendler, and Robert A. Wiesen, functions as the Executive Compensation Committee.

During the fiscal year ended June 30, 1998 there were 4 meetings of the Board of Directors. All directors attended at least 75% of the meetings.

A plurality of votes actually cast at the meeting is required to elect a director.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" ALL NINE NOMINEES FOR DIRECTOR.

PROPOSAL 2: APPROVE AMENDMENT TO THE COMPANY'S CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 20 MILLION.

We propose to amend paragraph THIRD (a) of the Certificate of Incorporation to increase the number of authorized shares of common stock from 10 million to 20 million.

- Of the 10 million shares presently authorized for issuance under our Certificate of Incorporation, there are only approximately 100,000 shares unissued and unreserved. As of the record date, there were approximately 9 million shares issued and approximately 900,000 reserved for issuance.

- Our proposed amendment increases the number of authorized shares of common stock by 10 million. The additional shares, if issued, would have the same rights as the shares of common stock now outstanding. The Board has no present plans, agreements, commitments or understandings for the issuance or use of these proposed additional shares.

- We believe that the proposed increase is in the best interests of Aceto and our stockholders. It is important for the Board to have the flexibility to act promptly to meet future business needs as they arise. Sufficient shares should be readily available to maintain our financing and capital raising flexibility, for stock splits and stock dividends, acquisitions and mergers, employee benefit plans and other proper business purposes.

- By having additional shares readily available for issuance, the Board will be able to act expeditiously without spending the time and incurring the expense of soliciting proxies and holding special meetings of stockholders. For example, today, if the Board determined that a stock split were advisable to enhance your liquidity or to achieve a more attractive market price for a broader spectrum of investors, the Board would not have sufficient authorized shares available to effect a split.

The affirmative vote of a majority of the outstanding votes is required to approve the amendment.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE AMENDMENT TO THE CERTIFICATE OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK TO 20 MILLION.

PROPOSAL 3: APPROVE THE ACETO CORPORATION 1998 OMNIBUS EQUITY AWARD PLAN

We are asking for your approval of the 1998 Omnibus Equity Award Plan ("The Plan"). The Board adopted The Plan on September 8, 1998, subject to your approval at the Annual Meeting.

We have summarized below certain key provisions of The Plan. Because it is a summary, it may not contain all the information that is important to you. Before you decide how to vote, you should review the full text of The Plan, which we have included as Exhibit B.


                   DESCRIPTION OF OMNIBUS EQUITY AWARD PLAN

PURPOSES AND ELIGIBILITY
The purposes of the Omnibus Equity Award Plan are to attract, retain and motivate eligible participants, to compensate them for their contributions to our growth and profits and to encourage them to own Aceto common stock. The Omnibus Equity Award Plan authorizes the issuance of certain awards to such individuals. We estimate that as of September 11, 1998, approximately 80 individuals were eligible to participate in the Omnibus Equity Award Plan. Eligible participants will be employees (including officers and directors of the Company or its affiliates), non-employee directors, advisors, consultants or independent contractors to the Company or its affiliates.

SHARES AVAILABLE, OVERALL LIMIT
A total of 500,000 shares of common stock will be authorized for issuance under The Plan. We will adjust the number of shares available for issuance under The Plan if there are changes in our capitalization, including (but not limited to) stock dividends, stock splits, a merger, reorganization or similar transactions. We may issue new shares or treasury shares or both. Treasury shares are shares that we previously issued and subsequently repurchased and are holding in our treasury.

ADMINISTRATION
The Plan will be administered by the Board. The Executive Committee of the Board ("Committee") will make recommendations to the Board as to which participants from among the eligible participants shall receive awards and determine the form, terms and conditions of awards. The Board will make all awards under The Plan, and shall have sole discretion with regard to any award.

AWARDS GENERALLY
The Plan authorizes the following awards based upon Aceto common stock: stock options, restricted stock, or other stock-based awards the Committee determines to be consistent with the purposes of The Plan and the interests of Aceto. The Board will determine vesting, exercisability, payment and other restrictions that apply to an award. Vesting means the individual has the right to the award.

CHANGE IN CONTROL
A change in control of Aceto (generally a merger or consolidation into another company or a "person" becoming beneficial owner of 20% or more of Aceto's voting stock without concurrence of the Board) will cause all outstanding awards to vest, become immediately exercisable, and have all restrictions lifted. (The change in control provision could be viewed as having a possible anti-takeover consequence, in that it could have a deterrent effect against a hostile takeover).

STOCK OPTIONS
All stock options issued will be non-qualified. The exercise price per share shall be not less than the fair market value of Aceto common stock on the date of grant. The exercise price of a stock option may be paid in cash or previously owned stock or both.

The Board, upon recommendation of the Committee, will fix the term of a stock option upon grant. However, under The Plan, the term may not be longer than ten years from the date of award.

RESTRICTED STOCK AWARDS
Restricted Stock awards may be awarded to an eligible participant in lieu of a portion of cash bonus earned by the participant. These restricted shares will vest over a period of years as determined by the Board at time of grant and will not be transferable until vested. In addition, awards of Restricted Stock may have a premium paid in additional shares when fully vested. There may be other restrictions as the Board may determine.

OTHER OMNIBUS EQUITY AWARDS
The Board upon recommendation of the Committee has the authority to specify the terms and provisions of other forms of equity-based awards or equity-related awards not described above which the Committee determines to be consistent with the purposes of the Omnibus Equity Award Plan and the interests of Aceto.

STOCK OWNERSHIP GUIDELINES
One of the objectives of The Plan is that certain designated employees be stockholders. The Plan contains guidelines for stock ownership, to be attained in five years, relative to the positions and base salaries of the employees involved. Restricted Stock awards can be used to satisfy these requirements.

TERMINATION
No awards shall be made after ten years from the date of approval by the stockholders.

AMENDMENT
We may amend or terminate the Plan at any time. However, we must obtain stockholder approval to:

     - increase the maximum number of shares issuable, or
     - reduce the exercise price of a stock option.

Also, we may not amend or terminate The Plan without an employee's consent if it would adversely affect an employee's rights to previously-granted awards.

STOCK PRICE
On September 4, 1998, the closing price of Aceto common stock on NASDAQ was $13.13.

NEW PLAN BENEFITS
As of the date of this Proxy Statement, we have made awards under The Plan, totaling 20,000 shares of Restricted Stock, subject to approval of The Plan at this Annual Meeting. Since awards will be authorized by the Board in its sole discretion, it is not possible to determine the benefits or amounts that will be received by any particular employee or group of employees in the future.

FEDERAL INCOME TAX CONSEQUENCES
The federal income tax consequences of issuing and exercising non-qualified stock options under the Plan may be summarized as follows:

The grant of a non-qualified stock option has no immediate federal income tax effect; the employee will not recognize taxable income and Aceto will not receive a tax deduction.

When the employee exercises the option, the employee will recognize ordinary income in an amount equal to the excess of the fair market value of the common stock on the date of exercise over the exercise price. Aceto is required to withhold tax on the amount of income recognized. Aceto will receive a tax deduction equal to the amount of income recognized.

When the employee sells common stock obtained from exercising a non-qualified stock option, any gain or loss will be taxed as a capital gain or loss (long-term or short-term, depending on how long the shares have been held). Certain additional rules apply if the exercise price for an option is paid in shares previously owned by the employee.

The affirmative vote of a majority of the votes cast at the annual meeting is required to approve The Plan.

THE BOARD RECOMMENDS THAT YOU VOTE "FOR" THE APPROVAL OF THE ACETO CORPORATION 1998 EQUITY AWARD PLAN.

EXECUTIVE COMPENSATION

Summary Compensation Table
The following table sets forth certain information regarding compensation paid or accrued during each of the Company's last three fiscal years to the Company's Chief Executive Officer and each of the Company's four other most highly compensated executive officers.

                                        ANNUAL COMPENSATION                LONG TERM COMPENSATION
NAME AND                     YEAR      SALARY      BONUS      OTHER   RESTRICTED OPTIONS(1)/  LTIP     ALL OTHER
PRINCIPAL POSITION                                           ANNUAL      STOCK      SARS      PAYOUTS  COMPENSATION(2)
                                                             COMPEN-    AWARDS
                                                             SATION
Leonard S. Schwartz          1998      298,558    500,000     4,053     100,000    60,000        -       60,415
  President, Chairman        1997      224,231    300,000     5,345        -      202,500        -       40,399
  and Chief Executive        1996      179,547    250,000     6,954        -       37,500        -       35,665
       Officer
Donald Horowitz              1998      199,731    115,000     2,334        -          -          -       31,148
  Secretary/Treasurer        1997      185,807    120,000     2,147        -          -          -       28,955
  and Chief Financial        1996      182,158    105,000     1,924        -       22,500        -       25,315
       Officer
Richard Amitrano             1998      189,579    93,210      1,273     28,000        -          -       31,890
   Senior Vice President     1997      171,074    104,186     1,656        -          -          -       27,482
                             1996      153,742    101,630     1,944        -       22,500                26,036
Anthony Baldi                1998      200,330    144,000     2,634     36,000        -          -       34,504
  President, Aceto           1997      216,962    149,387     3,699        -          -          -       32,535
    Agricultural Chemicals   1996      204,624    185,000     3,519        -       30,000        -       33,669
Thomas Brunner               1998      200,083    147,894     2,702     36,974        -          -       34,735
   Senior Vice President     1997      204,084    182,789     2,511        -          -          -       33,635
                             1996      192,532    186,848     2,280        -       30,000        -       33,157

(1) Adjusted for the 3 for 2 stock split paid in April 1998.
(2) Represents contributions to the Company's qualified and non-qualified retirement plans.

Option Grants In Last Fiscal Year
The following table contains information regarding the grant of stock options in the fiscal year ended June 30, 1998 to the named executives. All grants were made in the form of non-qualified stock options.

Options Granted in Last Fiscal Year
                                                   Potential Realizable Value
                                                   at Assumed Annual Rates
                                                   of Stock Price Appreciation
                        Individual Grants          for Option Term

            Number of
            Securities     % of Total        Exercise
            Underlying    Options Granted    or Base
            Options        To  Employees     Price    Expiration
Name        Granted(1)    in Fiscal Year     ($/Sh)     Date     5% (2) 10%(2)

Richard
 Amitrano   None

Anthony
 Baldi      None

Thomas
 Brunner    None

Donald
 Horowitz   None

Leonard S.
 Schwartz   30,000                      $9.00  12/31/14    $716,714  $2,009,566
            30,000            74.5%      9.00  12/31/15     766,050   2,237,523

(1) Adjusted for the 3 for 2 stock split paid in April 1998.
(2) The dollar amounts illustrate value that might be realized upon exercise of the options immediately prior to the expiration of their term, covering the specific compounded rates of appreciation set by the Securities and Exchange Commission (5% and 10%) and are not, therefore, intended to be forecasts by Aceto of possible future appreciation of the stock price of Aceto.

Stock Option Exercises in Fiscal 1998 and Value at June 30, 1998

The following table summarizes information with respect to options exercised during fiscal year ended June 30, 1998 by the Chief Executive Officer and the executive officers named in the Summary Compensation Table, and the value of the options held by such persons at the end of fiscal year 1998.

                                                        Value of
                                         No. of         Unexercised
                                         Unexercised    In-the-money
                                         Options at     Options at
                                         June 30, 1998  June 30, 1998(1)
              Shares Acquired   Value    Exercisable/   Exercisable/
Name           on Exercise    Realized   Unexercisable  Unexercisable

Richard Amitrano  7,260      $  81,968    13,500/           $110,970/
                                           9,000              73,980

Anthony Baldi    10,904        106,268     6,000/             49,320/
                                          12,000              98,640

Thomas Brunner    -              -        31,068/            297,048/
                                          12,000              98,640

Donald Horowitz   2,904         37,717    17,856/            160,666/
                                           9,000              73,980

Leonard S.
 Schwartz         -              -        74,034/            574,494/
                                         232,500           1,645,800

(l) Value of unexercised in-the-money options is based on the common stock closing bid price on June 30, 1998 of $16.00.

On June 9, 1992, the Company's Board of Directors adopted resolutions amending the Company's 1980 Stock Option Plan ("the Option Plan"), in the following respects: the Plan is to be administered by a committee consisting of not less than three directors, all of whom shall be "disinterested persons"; a committee member shall be a "disinterested person" only if such person is not, at the time he exercises discretion in administering the Option Plan, eligible, and has not at any time within one year prior thereto been eligible, for selection as a person as to whom options may be granted; and no option may be granted to any director as to whom the proxy statement for the meeting of stockholders at which the Option Plan was submitted for approval of the stockholders of the Company disclosed that such director will not participate in the Option Plan.

On December 4, 1997, a committee consisting of Samuel I. Hendler (Chairman), Stephen M. Goldstein and Robert A. Wiesen was appointed by the Board of Directors to administer the Option Plan. All of said directors were disinterested persons as defined by the Option Plan.



REPORT OF THE EXECUTIVE COMPENSATION COMMITTEE

The Executive Committee of the Board of Directors, whose members are Leonard S. Schwartz (Chairman), Stephen M. Goldstein, Samuel I. Hendler and Robert A. Wiesen, functions as the Executive Compensation Committee, and makes recommendations to the Board with respect to the remuneration of the Company's executive officers.

The Company's compensation policy has been designed to enable the Company to attract, retain and motivate executives whose enthusiasm and abilities will contribute to the growth of its business and result in maximum profitability to the Company and its stockholders, by providing salaries and benefits competitive with those offered by other companies in the chemical industry.
The executive compensation program includes base salary, annual incentive compensation (cash bonuses), and long term incentive compensation (stock options).

Base salaries are set at levels competitive with the chemical industry.
Because of the way that the Company operates its business, the contributions of its executives significantly affect corporate profitability. Bonuses (which can exceed base salary) are paid to reflect the extent of such contributions. The Chief Executive Officer (CEO) also is the President and Chief Operating Officer (COO) of the Company. The bonuses paid to the CEO and to the Secretary/Treasurer, who is the Chief Financial Officer (CFO), reflect the Company's overall performance (excluding extraordinary events such as a plant shut-down).

The three highest paid executives, other than the CEO and CFO, are each responsible for the performance of one of the Company's principal profit centers. Internally generated performance records are kept on a monthly and yearly basis for these profit centers, and each center's profitability is compared in the current year to the previous year. Other factors considered in determining the bonuses of individual executives are the individual's own performance and the overall performance of the Company. The Executive Compensation Committee determines each bonus primarily based on this data, also taking into account the long term contributions of each individual.


CHIEF EXECUTIVE OFFICER'S COMPENSATION

The CEO's compensation was determined not only on the basis of the same factors utilized to compensate other executives, but also on the basis of the additional duties and responsibilities assumed by him. Mr. Schwartz had been an executive of the Company responsible for the performance of one of its principal profit centers prior to his becoming President and COO on July 1, 1996. In addition to serving in such capacities, as of July 1, 1997, he was appointed Chairman of the Board and CEO. Messrs. Hendler, Goldstein and Wiesen took into account total compensation comparisons of top executives of corporations considered to be in the Company's peer group, as well as the overall performance of the Company and the increase in corporate stature and stockholder value since Mr. Schwartz assumed the positions of Chairman and CEO. (Mr. Schwartz removed himself from participation in the decision of the Executive Compensation Committee regarding his compensation, although he did express to the Committee his requests and views in the matter).

      The Executive Compensation Committee
            Leonard S. Schwartz, Chairman
            Stephen M. Goldstein
            Samuel I. Hendler
            Robert A. Wiesen

DIRECTOR COMPENSATION

Each non-employee director receives $10,000 per year for serving on the Board of Directors plus $500 for each committee meeting attended. There is no additional compensation for directors who are also employees.

Non-employee directors currently are not eligible to receive stock options. However, if the Aceto Corporation 1998 Omnibus Equity Award Plan is approved, they will be eligible to receive stock options and other awards under the plan.

EMPLOYMENT AGREEMENTS

There are no employment contracts with any director, nominee for election as director, or officer; however, Messrs. Amitrano, Baldi, Brunner and Schwartz have signed patent and trade secret agreements.

STOCK PERFORMANCE GRAPH

Shown below is a line graph comparing the yearly percentage change in the cumulative total stockholder return on the Company's common stock against the cumulative total return of the S & P 500 Index and the Dow Jones Chemicals Index for the period of five years commencing July 1, 1993 and ending June 30, 1998.

Comparison of Five Year Cumulative Return* Among Aceto Corporation, The S & P 500 Index and the Dow Jones Chemicals Index.

* $100 invested on 06/30/93 in stock or index including reinvestment of dividends. Fiscal year ending June 30.

                        Cumulative Total Return

                  6/93  6/94  6/95  6/96  6/97  6/98

Aceto Corp.       100   112   112   134   128   217
S & P 500         100   101   128   161   217   282
DJ Chemicals      100   118   145   174   233   266

CERTAIN TRANSACTIONS

Samuel I. Hendler, a director of the Company, serves as general counsel to the Company. Robert A. Wiesen, a director of the Company, is a partner in the law firm of Clifton Budd & DeMaria, which serves as labor and employment law counsel of the Company.

Arnold J. Frankel, a director of the Company, retired from his position as Chairman of the Board and Chief Executive Officer effective June 30, 1997. The Board of Directors authorized his being retained as a consultant for a period of eighteen months, to December 31, 1998. He will be paid $64,200 for consulting services during the current fiscal year.

SECTION 16 COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, and persons who own more than 10% of the registered class of the Company's equity securities to file with the Securities and Exchange Commission (the "SEC"), initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than 10% stockholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and representations that no other reports were required during the fiscal year, all Section 16(a) filing requirements applicable to its officers, directors and greater than 10% beneficial owners were complied with.

RELATIONSHIP WITH THE COMPANY'S INDEPENDENT PUBLIC ACCOUNTANTS

The Board has again appointed the firm of KPMG Peat Marwick LLP as independent auditors for the fiscal year ending June 30, 1999. A representative of KPMG Peat Marwick LLP will be present at the Annual Meeting of Stockholders to respond to appropriate questions from stockholders and will have the opportunity to make a statement, if he so desires.

STOCKHOLDER PROPOSALS

Any proposal which a stockholder intends to present at the 1999 Annual Meeting of Stockholders must be duly received by the Company on or before June 11, 1999.

OTHER MATTERS

The Company's Annual Report to Stockholders for the year ended June 30, 1998 is being mailed to stockholders with this Proxy Statement.

The cost of solicitation of proxies in the accompanying form will be borne by the Company, including expenses in connection with preparing and mailing this Proxy Statement. In addition to the use of mails, proxies may be solicited by personal interview, facsimile, telephone or telegram by directors, officers and employees of the Company. Arrangements may also be made with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation material to the beneficial owners of stock held of record by such persons, and the Company may reimburse them for reasonable out-of-pocket expenses incurred by them in connection therewith.

The management does not know of any matters to be presented for consideration, other than the matters described in the Notice of Annual Meeting, but if other matters are presented, it is the intention of the persons named in the accompanying proxy to vote on such matters in accordance with their judgment.

The Company will provide, without charge to each person whose proxy is solicited, on the written request of any such person, a copy of the Company's annual report on Form 10-K for its fiscal year ended June 30, 1998 required to be filed with the Securities and Exchange Commission, including the financial statements and the schedules thereto. Such written request should be directed to Mr. Donald Horowitz, Aceto Corporation, One Hollow Lane, Lake Success, New York 11042-1215. Each such request must set forth a good faith representation that, as of September 11, 1998 the person making the request was a beneficial owner of securities entitled to vote at the annual meeting of stockholders.



      By Order of the Board of Directors,

      DONALD HOROWITZ
      Secretary

October 23, 1998


            STATEMENT PURSUANT TO SECTION 726 (d) OF        Addendum
            THE NEW YORK BUSINESS CORPORATION LAW
      RELATING TO DIRECTOR AND OFFICER INDEMNIFICATION

The following information pertains to directors and officers liability indemnity insurance purchased by the Company:


Insurance Carrier:            Great American Insurance Company

Date of Contract:             March 10, 1998

Expiration Date:              March 10, 2001

Cost of Insurance:            $96,140 ($32,047 per annum)

Corporate Positions Insured:  Directors and Officers



EXHIBIT A

TEXT OF AMENDMENT TO CERTIFICATE OF INCORPORATION

(3) The Certificate of Incorporation of ACETO CORPORATION, as amended, is amended pursuant to Section 801 of the Business Corporation Law to increase the aggregate number of shares of Common Stock, $.01 par value, per share, which the Corporation shall have authority to issue, from 10,000,000 shares to 20,000,000 shares.

(4) Paragraph THIRD (A) of the Certificate of Incorporation of ACETO CORPORATION as amended, which sets forth the aggregate number of shares which the Corporation shall have authority to issue, is hereby amended to read as follows:

      "THIRD (A) The aggregate number of shares which the Corporation shall have authority to issue is 22,000,000 shares of which 2,000,000 shares shall be Preferred Stock, issuable in series, of the par value of $2.50 per share and 20,000,000 shares shall be Common Stock of the par value of $.01 per share."


EXHIBIT B

TEXT OF ACETO CORPORATION 1998 OMNIBUS EQUITY AWARD PLAN


SECTION 1.
Purpose.

The purposes of the ACETO CORPORATION 1998 Omnibus Equity Award Plan are to attract, retain and motivate Eligible Participants, as defined below, to compensate them for their contributions to the Company's growth and profit and to encourage them to own the Company's Common stock, thereby promoting the interests of the Company and its stockholders.


SECTION 2.
Definitions.

As used in the Plan, the following terms shall have the meanings set forth below:

"AFFILIATE" shall mean (i) any entity that, directly or indirectly, is controlled by the Company (ii) a subsidiary of the Company and (iii) any entity in which the Company has a significant equity or business interest, in any case as determined by the Board.

"AWARD"  shall  mean  any Option, Restricted Stock Award, or other  stock-based
Award.

"AWARD AGREEMENT" shall mean any written instrument or document evidencing any Award, which may, but need not be, executed by an Eligible Participant.

"BOARD" shall mean the Board of Directors of the Company.

"CHANGE IN CONTROL" shall be deemed to have occurred if: (i) any "person" as such term is used in Sections 13(d) and 14(d) of the Exchange Act (other than the Company, any trustee or other fiduciary holding securities under any employee benefit plan of the Company,) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 20% or more of the voting power of the Company's then outstanding securities; (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i), (iii), or (iv) of this paragraph) whose election by the Board of Directors or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds of the directors then still in office who either were directors at the beginning of the two year period or whose election or nomination for election was previously so approved, cease for any reason to constitute at least a majority of the Board of
Directors; (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than a merger or consolidation that would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; provided, however, that a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no person acquires more than 20% of the combined voting power of the Company's then outstanding securities shall not constitute a change in Control of the Company; or (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or
substantially all of the Company's assets.   If  any  of  the events
enumerated in clauses (i) through (iv) occur the Board shall determine the effective date of the Change in Control resulting therefrom, for purposes of the Plan.

"CODE" shall mean the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.

"COMMITTEE" shall mean a committee of the Board designated by the Board to make recommendations to the Board with regard to Awards. Until otherwise determined by the Board, the Executive Committee of the Board (which serves as the Executive Compensation Committee) shall be the Committee under the Plan.

"COMPANY" shall mean  ACETO CORPORATION.

"ELIGIBLE PARTICIPANT" shall mean an employee (including an officer, Executive Officer or director) of the Company or any Affiliate. Such term shall also mean any non-employee director, adviser, consultant or independent contractor to the Company or any Affiliate, and any reference to employment or termination of employment under the Plan shall be deemed to apply to such director, adviser, consultant or independent contractor, for the purpose of the Plan only, as if the services of such person constitute employment services.

"EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended. "EXECUTIVE OFFICER" shall mean, at any time, an individual who is an executive officer of the Company within the meaning of Exchange Act Rule 3b-7 promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time, or who is an officer of the Company within the meaning of Exchange Act Rule 16a-1(f) as promulgated and interpreted by the SEC under the Exchange Act, or any successor rule or regulation thereto as in effect from time to time.

"FAIR MARKET VALUE" Shall mean with respect to any given day, the average of the mean between the highest and lowest reported sales prices on the principal national stock exchange on which the Common Stock is traded, or if such exchange was closed on such day or, if it was open but the Common Stock was not traded on such day, then on the preceding day that the Common Stock was traded on such exchange.

"NON-QUALIFIED STOCK OPTION" shall mean an Option which does not meet the requirements of Section 422 of the Code.

"OPTION" shall mean a Non-Qualified Stock Option.

"PARTICIPANT" shall mean any Eligible Participant selected by the Board to receive an Award under the Plan.

"PERSON"  shall  mean any individual,  corporation,  partnership,  association,
joint-stock  company,   trust,   unincorporated   organization,  government  or
political subdivision thereof or other entity.

"PLAN" shall mean this ACETO CORPORATION 1998 OMNIBUS EQUITY AWARD PLAN.

"QDRO" shall mean a domestic relations order meeting such requirements as the Committee shall determine, in its sole discretion.

"RESTRICTED STOCK" Shall mean any Share granted under Section 7 of the Plan.

"SEC" shall mean the Securities and Exchange Commission or any successor thereto and shall include the staff thereof.

"SHARES" shall mean shares of the common stock, $.01 par value, of the Company.

SECTION 3.
Administration.

(a) AUTHORITY OF COMMITTEE. The Committee shall, subject to the terms of the Plan and applicable law, make recommendations to the Board with regard to (i) designation of Participants; (ii) the type or types of Awards to be granted to an Eligible Participant; (iii) the number of Shares to be covered by Awards;
(iv) terms and conditions of Awards; and (v) unless otherwise expressly provided in the Plan, designations, determination, interpretations, and suggested decisions with respect to the Plan or any Award.

(b) AUTHORITY OF BOARD. All Awards under the Plan shall be made by the Board, which shall have full authority to accept, reject or modify any recommendations of the Committee. All designations, determinations, interpretations, and other decisions under or with respect to the Plan or any Award shall be within the sole discretion of the Board, may be made at any time and shall be final, conclusive, and binding upon all Persons, including the Company, any Affiliate, any Participant, any holder or beneficiary of any Award, and any stockholder.

SECTION 4.
Shares Available for Awards.

(a) SHARES AVAILABLE. Subject to adjustment as provided in Section 4(b), the number of Shares with respect to which Awards may be granted under the Plan shall be five hundred thousand (500,000).

If, after the effective date of the Plan, any Shares covered by an Award granted under the Plan are forfeited, or if such an Award terminates or is canceled without the delivery of shares, then the Shares covered by such Award, or the number of Shares otherwise counted against the aggregate number of Shares with respect to which Awards may be granted, to the extent of any such, forfeiture, termination or cancellation, shall again become Shares with respect to which Awards may be granted. In the event that any Option or other Award granted hereunder is exercised through the delivery of Shares or in the event that withholding tax liabilities arising from such Award are satisfied by the withholding of Shares by the Company, the number of Shares available for Awards under the Plan shall be increased by the number of Shares so surrendered or withheld.

(b) ADJUSTMENTS. In the event that any dividend (other than regular dividends) or other distribution (whether in the form of cash, Shares, other securities, or other property), recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares, or other similar corporate transaction or event affects the Shares such that an adjustment is appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, then adjustment shall be made, in such manner as shall be equitable, of (i) the number of Shares with respect to which Awards may be granted, (ii) the number of Shares subject to outstanding Awards, and (iii) the grant or exercise price with respect to any Award, provided, that with respect to any Award no such adjustment shall be made to the extent that such adjustment would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

(c)   SOURCES  OF  SHARES  DELIVERABLE  UNDER  AWARDS.   Any  Shares  delivered
pursuant to an Award may consist, in whole or in part, of authorized and unissued Shares or of treasury Shares.

SECTION 5.
Eligibility.

Any employee (including an officer, Executive Officer or director) of the Company or any Affiliate, including any non-employee director, advisor, consultant or independent contractor to the Company or any Affiliate, shall be an Eligible Participant. To the extent the Board deems it necessary, appropriate or desirable to comply with foreign law or practice and to further the purpose of this Plan, the Board may, without amending this Plan, (i) establish rules applicable to Awards granted to Participants who are foreign nationals, are employed outside the United States, or both, including rules that differ from those set forth in this Plan, and (ii) grant Awards to such Participants in accordance with those rules.

SECTION 6.
Stock Options.  - TERMS AND CONDITIONS.

All Options granted under the Plan shall be Non-qualified Stock Options and shall be evidenced by Award Agreements which shall be subject to applicable provisions of the Plan and such other provisions as they may contain including:

(a) PRICE. The exercise price per Share shall not be less than 100% of the Fair Market Value of a Share on the date of Award.

(b)   PERIOD.   The  Board,  upon recommendation of the Committee may establish the term of any Option award under the Plan, provided, however, that an Option shall expire no later than 10 years from the date of Award.

(c) TIME OF EXERCISE. The Board, upon recommendation of the Committee, may establish installment exercise terms in Awards to Participants based on the Company's publicly traded Share price, and may establish installment exercise terms based on the passage of time or otherwise, such that the Option becomes fully exercisable in a series of cumulating portions, and may also establish other conditions of exercise as it shall determine and may accelerate the exercisability of any Option granted to a Participant under the Plan.

(d) PAYMENT. No Shares shall be delivered pursuant to any exercise of an Option until payment in full of the option price in cash, or its equivalent, or by exchanging Shares owned by the optionee (which are not the subject of any pledge or other security interest), or by a combination of the foregoing, provided that the combined value of all cash and cash equivalents and the Fair Market Value of any such Shares so tendered to the Company as of the date of such tender is at least equal to such option price.

(e) EXERCISE. An Option, or portion thereof, shall be exercised by delivery of a written notice of exercise to the Company, and payment of the full price of the Shares being exercised. A Participant shall not have any of the rights or privileges of the holder of Common Stock until such time as Shares of Common Stock are issued or transferred to the Participant.

SECTION 7.
Restricted Stock

(a)   GRANT.  Subject  to  the  provisions  of  the  Plan,   the   Board,  upon
recommendation of the Committee, shall have authority to determine the Participants to whom Shares of Restricted Stock shall be granted, the number of Shares of Restricted Stock to be granted to each Participant, and the other terms and conditions of such Awards. Restricted Stock may be awarded to an Eligible Participant in lieu of a portion, as determined by the Board, of any annual cash bonus earned by such Participant, which will vest ratably over a period of years determined by the Board on each anniversary of the date of Award. Such Restricted Stock so awarded, as set forth in the Award Agreement may have a premium in Shares greater than the portion of the bonus to be paid in Restricted Shares, which Premium shares shall be delivered to the Participant when the Award is fully vested, provided that the Participant is in the employ of the Company when vesting occurs.

(b) TRANSFER RESTRICTIONS. Upon the lapse of the restrictions applicable to Shares of Restricted Stock, the Company shall deliver certificates for same to the Participant or the Participant's legal representative.

(c) PAYMENT. Each share of Restricted Stock shall be paid in Shares, upon the lapse of the restrictions applicable thereto, or otherwise in accordance with the applicable Award Agreement.

(d) DIVIDENDS AND DISTRIBUTIONS. Dividends and other distributions paid on or in respect of any Shares of Restricted Stock shall be paid to the Participant.

SECTION 8.
Termination of Employment.

The following provisions shall apply in the event of the Participant's termination of employment unless otherwise provided in the Award Agreement:

(a)   NON-QUALIFIED STOCK OPTIONS.
      (i) Termination of Employment. If the Participant's employment with the Company or its Affiliates is terminated for any reason other than death, permanent and total disability, or retirement, the Participant's right to exercise any Non-Qualified Stock Option shall terminate, and such Option shall expire, on the earlier of (A) the first anniversary of such termination of employment or (B) the date of such Option would have expired had it not been for the termination of employment. The Participant shall have the right to exercise such option prior to such expiration to the extent it was exercisable at the date of such termination of employment and shall not have been exercised.

      (ii) Death, Disability or Retirement. If the Participant's employment with the Company or its Affiliates is terminated by death, permanent and total disability, or retirement, the Participant or his or her estate representative (if employment is terminated by death) shall have the right, within three (3) months from the date of determination of permanent and total disability, retirement, or the appointment of an estate representative, to exercise any Non-Qualified Stock Option to the extent it was exercisable at the date of such termination of employment and shall not have been exercised, but in no event shall such option be exercisable later than the date the Option would have expired had it not been for the termination of such employment.

(b) RESTRICTED STOCK. In the event of a Participant's retirement, permanent and total disability, or death, or in cases of special circumstances, the Board may, when it finds that a waiver would be in the best interest of the Company, waive in whole or in part, any or all remaining restrictions with respect to such Participant's entitlement to shares of Restricted Stock.

SECTION 9.
Change in Control.

Notwithstanding any other provision of the Plan to the contrary, upon a Change in Control all outstanding Awards shall vest, become immediately exercisable or payable and have all restrictions lifted as may apply to the type of Award.

SECTION 10.
Amendment and Termination.

(a) AMENDMENTS TO THE PLAN. The Board may amend, alter, suspend, discontinue, or terminate the Plan or any portion thereof at any time; provided that no such amendment, alteration, suspension discontinuation or termination shall be made without stockholder approval to: increase the number of shares issuable; reduce the exercise price of Options; or extend the termination period of the Plan. The Board, however, may not amend or terminate the Plan without a Participant's consent insofar as it would adversely affect a Participant's rights to previously granted Awards.

(b) CANCELLATION. Any Award granted hereunder may be canceled with the approval and agreement of the Participant in consideration of a cash payment or alternative Award made to the holder of such canceled Award equal in value to the Fair Market Value of such canceled Award.

SECTION 11.
General Provisions

(a) NONTRANSFERABILITY. No Award shall be assigned, alienated, pledged, attached, sold or otherwise transferred or encumbered by a Participant, except by will or the laws of descent and distribution or pursuant to a QDRO.

(b) NO RIGHTS TO AWARDS. No Participant or other Person shall have any claim to be granted any Award, and there is no obligation for uniformity of treatment of Participants, or holders or beneficiaries of Awards. The terms and conditions of Awards need not be the same with respect to each recipient.

(c) SHARE CERTIFICATES. All certificates for Shares or other securities of the Company delivered under the Plan pursuant to any Award or the exercise thereof shall be subject to such stop transfer orders and other restrictions as the Board may deem advisable under the Plan or the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which such Shares or other securities are then listed, and any applicable Federal or state laws, and a legend or legends may be put on any such certificates to make appropriate reference to such restrictions.

(d) WITHHOLDING. A Participant may be required to pay to the Company and the Company shall have the right and is hereby authorized to withhold from any Award, from any payment due or transfer made under any Award or under the Plan or from any compensation or other amount owing to a Participant the amount (in cash, or Shares), of any applicable withholding taxes in respect of an Award, its exercise, or any payment or transfer under an Award or under the Plan and to take such other action as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes.

(e) AWARD AGREEMENTS. Each Award hereunder shall be evidenced by an Award Agreement that shall be delivered to the Participant and shall specify the terms and conditions of the Award and any rules applicable thereto.

(f) NO RIGHT TO EMPLOYMENT. The grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Company or any Affiliate. Further, the Company or an Affiliate may at any time dismiss a Participant from employment, free from any liability or any claim under the Plan, unless otherwise expressly provided in the Plan or in any Award Agreement.

(g) RIGHTS AS STOCKHOLDER. No holder of an Award of stock options or beneficiary of any such Award shall have any rights as a stockholder with respect to such options until he or she has exercised such option and become the holder of Shares. In connection with each grant of Restricted Stock hereunder, the applicable Award shall be entitled to the rights of a stockholder in respect of such Restricted Stock, except for such transfer restrictions as may be applicable thereto.

(h) GOVERNING LAW. The validity, construction, and effect of the Plan and any rules and regulations relating to the Plan and any Award Agreement shall be determined in accordance with the laws of the State of New York.

(i) SEVERABILITY. If any provision of the Plan or any Award is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction or as to any Person or Award, or would disqualify the Plan or any Award under any applicable law, such provision shall be construed or deemed amended to conform to the applicable laws, or if it cannot be construed or deemed amended without, in the determination of the Board, materially altering the intent of the Plan or the Award, such provision shall be stricken as to such jurisdiction, Person or Award and the remainder of the Plan and any such Award shall remain in full force and effect.

(j) OTHER LAWS. The Company may refuse to issue or transfer any Shares or other consideration under an Award if, it determines that the issuance or transfer of such shares might violate any applicable law or regulation or entitle the Company to recover the same under Section 16(b) of the Exchange Act, and any payment tendered to the Company by a Participant, other holder or beneficiary in connection with the exercise of such Award shall be promptly refunded to the relevant Participant, holder, or beneficiary. Without limiting the generality of the foregoing, no Award granted hereunder shall be construed as an offer to sell securities of the Company, and no such offer shall be outstanding, unless the Board has determined that any such offer, if made, would be in compliance with all applicable requirements of the U.S. federal securities laws any other laws to which such offer, if made, would be subject.

(k) NO TRUST FUND CREATED. Neither the Plan nor any Award shall create or be construed to create a trust or separate fund of any kind or a fiduciary relationship between the Company and a Participant or any other Person. To the extent that any Person acquires rights pursuant to an Award, such rights shall be no greater than the rights of any unsecured general creditor of the Company.

(l) NO OBLIGATION TO EXERCISE OPTIONS. The granting of an Option shall impose no obligation upon the Participant to exercise such Option.

(m) PLAN EXPENSES. Any expenses of administering this Plan shall be borne by the Company.

(n)   NO WARRANTY OF TAX EFFECT.   Except  as  may  be  contained  in any Award
Agreement, no opinion shall be deemed to be expressed or warranties made as to the effect of foreign, federal, state, or local tax on any Awards.

SECTION 12.
Share Ownership Guidelines.

It is an objective of this Plan that designated Eligible Participants be owners of Shares.

(a) APPLICABILITY. Share ownership guidelines are applicable to the Chief Executive Officer ("CEO") and to managerial Participants designated by the Board ("Designated Participants").

(b) BASIS. Share ownership guidelines are in terms of Fair Market Value of Shares to be owned relative to the positions held and base salaries of Designated Participants. Ownership levels and guidelines will be reviewed (and if advisable modified) by the Board (upon recommendation of the Committee) periodically, based on internal reports and overall operations of the Company.

(c) TARGETED GUIDELINE LEVELS. Designated Participants will either from inception of the Plan or commencement of employment have five (5) years to reach the targeted guideline levels of Share ownership, which levels can be changed, modified, or suspended due to individual or group circumstances. Restricted Stock awarded to a Participant shall be included in calculating Shares owned.

(d)   GUIDELINES.

            POSITION/BASE SALARY GUIDELINES, AS A MULTIPLE
                                         ("X") OF SALARY

            CEO                                               2X
            Base Salary of $100,000.00 or more                1X
            Base Salary of under $100,000.00               1/2 X

SECTION  13.
Stockholder Approval and Effective Dates.

This Plan shall become operative and in effect on such date as it shall be approved by the stockholders of the Company. No option or Award shall be granted hereunder after the expiration of ten years after the date that it shall have become operative and in effect.

The undersigned hereby appoints Leonard S. Schwartz and Donald Horowitz, with the full power of substitution, proxies to vote at the annual meeting of stockholders of Aceto Corporation to be held on Thursday, December 10, 1998 at the Long Island Marriott, 101 James Doolittle Boulevard, Uniondale, New York, and at any adjournments of the meeting, according to the number of votes the undersigned might cast with all powers the undersigned would possess if personally present, as follows:

      (1)   Election of Directors

          [  ]FOR nominees listed below    [  ]WITHHOLD authority
             (except as marked to the         to vote for ALL
              contrary below)                 nominees listed below

              Richard Amitrano, Anthony Baldi, Thomas Brunner, Arnold J. Frankel, Stephen M. Goldstein, Samuel I. Hendler, Donald Horowitz, Leonard S. Schwartz and Robert A. Wiesen

            To withhold authority to vote for any individual nominee(s), write name or names here:

            __________________________________________________________


      (2) Proposal to amend the Company's Certificate of Incorporation to increase the number of authorized shares of common stock.

            [  ]FOR              [  ]AGAINST             [  ]ABSTAIN

      (3) Proposal to approve the Aceto Corporation 1998 Omnibus Equity Award Plan.

            [  ]FOR              [  ]AGAINST             [  ]ABSTAIN

      (4) in their discretion with respect to such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND MAIL IT IN THE ENCLOSED ENVELOPE. NO POSTAGE REQUIRED IF MAILED IN THE UNITED STATES.

The shares represented by this proxy will be voted in accordance with the instructions given, but if no instructions are given, the shares will be voted FOR the election of directors as a group, FOR the proposal to amend the Company's Certificate of Incorporation and FOR the proposal to approve the Aceto Corporation 1998 Omnibus Equity Award Plan.

Either of the proxies or their substitutes who are present at the meeting may exercise all powers conferred thereby.

                                            Dated:    1998


                                            _________________________
                                           (Signature of Stockholder)

NOTE: Please sign exactly as your name appears on this proxy. If shares are held jointly, each joint owner should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. Proxies executed by a corporation should be signed with the full corporate name by a duly authorized officer.